Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated April 23, 2007, except for the reverse stock split disclosure in Note A and the effects thereof, as to which the date is August 2, 2007, accompanying the consolidated financial statements of Concho Resources Inc. and subsidiaries as of December 31, 2005 and 2006 and for the period from inception (April 21, 2004) through December 31, 2004 and for the years ended December 31, 2005 and 2006, included in the Prospectus filed pursuant to Rule 424(b) on August 3, 2007, in connection with the Registration Statement on Form S-1 (No. 333-142315), as amended, filed by Concho Resources Inc., which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8, and to the use of our name as it appears under the caption "Experts" in such Prospectus.
/s/ GRANT THORNTON LLP
Tulsa, Oklahoma
August 27, 2007